Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

AMERICAN WATER WORKS COMPANY, INC.

a Delaware corporation

As adopted on and with effect from December 7, 2022

AMENDED AND RESTATED BYLAWS OF

AMERICAN WATER WORKS COMPANY, INC.
a Delaware corporation

As adopted on and with effect from December 7, 2022
______________________________________________________________________________

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

AMENDED AND RESTATED
BYLAWS OF

AMERICAN WATER WORKS COMPANY, INC.
a Delaware corporation

As adopted on and with effect from December 7, 2022

ARTICLE I

Offices

SECTION 1.    Registered Office. The registered office of American Water Works Company, Inc. (the“Corporation”) in the State of Delaware shall be located in the City of Wilmington.

SECTION 2.    Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) may determine. The Board is hereby granted full power and authority to change said principal office from one location to another.

SECTION 3.    Other Offices. The Corporation may also have and maintain offices in such other places, within or without the State of Delaware, as the Board may, from time to time, determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1.    Annual Meetings. The annual meeting of the stockholders for the election of directors and for such other business as may properly come before the meeting in accordance with all applicable requirements of these Bylaws and the General Corporation Law of the State of Delaware, as amended from time to time (“DGCL”), shall be held at such place (within or without the State of Delaware), date (which date shall not be a legal holiday in the place where the meeting is to be held) and hour as shall be designated by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption). The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the DGCL.

SECTION 2.    Notice of Meetings. Each stockholder of record of each class of stock of the Corporation then outstanding and entitled to vote at any meeting of stockholders shall be given written notice of such meeting, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting. An affidavit of the Secretary or an

Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice given by electronic transmission shall only be valid if it complies with Section 232 of the DGCL.

SECTION 3.    Notice of Business to be Brought Before a Meeting.

(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, such business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting (or any supplement thereto), otherwise brought before the meeting by the Board of Directors or the Board Chair, or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 3 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 3 in all applicable respects. For the avoidance of doubt, subject to Article II, Section 6, except for proposals properly made in accordance with Rule 14a-8 (and interpretations thereunder) promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)), and included in the notice of meeting given by or at the direction of the Board of Directors, clause (iii) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders. For purposes of this Section 3, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. For purposes of these Bylaws, a “qualified representative” of a stockholder shall be (i) if such stockholder is a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) if such stockholder is a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) if such stockholder is a trust, any trustee of such trust. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 4 and Section 5, and this Section 3 shall not be applicable to such nominations except as expressly provided in Section 4 and Section 5.

(b)    Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide a Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 3(h) below) of the date of such annual meeting was first made

(a notice satisfying the time period requirements of this Section 3(b) is referred to as a “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)    To be in proper form for purposes of this Section 3, a stockholder’s notice to the Secretary shall set forth:

(i)    As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) a representation that the stockholder intends to appear in person or by qualified representative at the meeting to propose the business described in the Timely Notice; and (D) a representation as to whether the stockholder intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposed business described in the Timely Notice and/or (y) otherwise to solicit proxies from stockholders in support of such proposed business (the disclosures to be made pursuant to the foregoing clauses (A), (B), (C) and (D) are referred to as “Stockholder Information”);

(ii)    As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any significant competitor of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any significant competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)    As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposed business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity); and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 3, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if any, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in such solicitation of proxies in respect of any such proposed business, (iv) any “affiliate” of such stockholder (for purposes of these Bylaws, such term shall have the definition provided for in Rule 12b-2 under the Exchange Act) or beneficial owner; and (v) any person controlling, controlled by or under common control with any person referred to in clauses (i) and (ii) above.

(d)    A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct (i) as of the record date for the determination of persons entitled to receive notice of the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section, such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than eight (8) business days after the record date for the determination of persons entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (ii) above, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting. For purposes of these Bylaws, the term “business day” shall mean any day that is not a Saturday or Sunday, a Federal or state legal holiday in the state of the Corporation’s principal place of business, or a day on which banks in the city of the Corporation’s principal place of business are required or permitted to close.

(e)    Notwithstanding anything in these Bylaws to the contrary (other than the provisions of Section 3(g) hereof relating to any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the proxy statement), no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 3. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 3, and if such presiding officer should so determine, such presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such business or if the stockholder notice applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(f)    Notwithstanding any notice of the annual meeting sent to stockholders on behalf of the Corporation, a stockholder must comply with this Section 3 to conduct business at any annual meeting. If the stockholder’s proposed business is the same or relates to business brought by the Corporation and included in its annual meeting notice, the stockholder is nevertheless required to comply and give its own separate and timely written notice to the Secretary pursuant to this Section 3.

(g)    This Section 3 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 3 shall be deemed to affect any rights of (1) a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (2) the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(h)    For purposes of these Bylaws, “public disclosure” shall mean disclosure (i) in a press release issued through a national news or wire service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.

SECTION 4.    Notice of Nominations for Election to the Board of Directors.

(a)    Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a stockholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 4 and Section 5 as to such notice and nomination. For purposes of this Section 4, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative (as defined in Section 3(a) hereof) of such stockholder, appear at such meeting. Other than as provided in Section 6 below, the foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)    Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 3) thereof in writing and in proper form to the Secretary of the Corporation, (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 4 and Section 5 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 4 and Section 5.

(c)    Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 4 and Section 5 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 3(h)) of the date of such special meeting was first made.

(d)    In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(e)    Notwithstanding any provision of this Section 4 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it is delivered to the Secretary at the principal place of business of the Corporation not later than the close of business on the tenth (10th) day following the first day on which all such nominees or the size of the increased Board shall have been publicly announced or disclosed by the Corporation.

(f)    To be in proper form for purposes of this Section 4, a stockholder’s notice to the Secretary shall set forth:

(i)    As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 3(c)(i), except that for purposes of this Section 4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(i));

(ii)    As to each Nominating Person, any Disclosable Interests (as defined in Section 3(c)(ii), except that for purposes of this Section 4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 3(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii)    Where the Nominating Person intends to solicit proxies in support of a candidate whom a Nominating Person proposes to nominate for election as a director, the requirements for notice set forth in Rule 14a-19 (and interpretations thereunder) under the Exchange Act, and the rules and regulations thereunder;

(iv)    As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 4 and Section 5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement, associated proxy card or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement and any associated proxy card as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or such candidate’s respective affiliates or associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 5(a).

For purposes of this Section 4, the term “Nominating Person” shall mean: (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instruction) with such stockholder or beneficial owner in any solicitation of proxies in respect of any such proposed nomination, (iv) any affiliate of such stockholder, and (v) any person controlling, controlled by or under common control with any person referred to in the preceding clauses (i) and (ii).

(g)    A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 and Section 5 shall be true and correct (i) as of the record date for the determination of persons entitled to receive notice of the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section, such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than eight (8) business days after the record date for the determination of persons entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (ii) above, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(h)    In addition to the requirements of this Section 4 and Section 5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act and the DGCL with respect to any such nominations.

(i)    Notwithstanding any notice of the annual meeting sent to stockholders on behalf of the Corporation, a stockholder must comply with this Section 4 and Section 5 to propose director nominations at any annual meeting.

SECTION 5.    Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(a)    To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 4 and, in addition to any other requirements of these Bylaws:

(i)    the candidate for nomination, whether nominated by the Board of Directors or by a stockholder, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors) to the Secretary at the principal executive offices of the Corporation: (A) a completed written questionnaire (in a form provided by the Corporation upon written request) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and (B) a written representation and agreement (in form provided by the Corporation upon written request) that such candidate for nomination (1) is not and, if elected as a director during such candidate’s term of office, will not become a party to (x) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein to the Corporation, or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (3) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, code of conduct, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested in writing by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect);

(ii)    the candidate for nomination, whether nominated by the Board of Directors or by a stockholder: (A) shall not be a member of the board of directors of more than two (2) other public companies, and (B) shall not have been (1) convicted in a criminal proceeding, or the named subject in a criminal proceeding that is presently pending (other than traffic violations and other minor offenses), (2) the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state court or other authority, or any professional disciplinary body, which enjoined or otherwise limited such candidate from engaging in any activity in connection with the purchase or sale of any security or commodity, or the right to be associated with persons engaged in any such activities, or finding that such candidate has violated any federal or state securities laws or federal commodities laws, (3) the subject of any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member, (4) suspended or barred from (x) being associated as an officer or director of, or a person serving in a similar capacity with, an issuer, (y) being associated with a public accounting firm, or (z) appearing or practicing as an attorney before the SEC or any similar non-U.S. authority; or (5) engaged, and is not currently engaged, in any conduct for which disclosure thereof by the Corporation would be required pursuant to Regulation S-K assuming the candidate had already been elected as a member of the Board; and

(iii)    at the request of the Board of Directors, such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed candidate for nomination to serve as an independent director or audit committee financial expert of the Corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.

(b)    No candidate shall be eligible for inclusion on any proxy card unless the Nominating Person seeking to place such candidate’s name on the proxy card provides an executed agreement as provided in Section 6(d)(iii) (except that for purposes hereof, the term “Nominating Person” shall be substituted for the term “Nominating Stockholder” in all places it appears in Section 6(d)(iii)), and such candidate provides the agreement set forth in Section 6(d)(iv) (except that for purposes hereof, the term “candidate” shall be substituted for the term “Nominee” in all places it appears in Section 6(d)(iv)).

(c)    No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 4 and this Section 5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 4 and this Section 5, and if the presiding officer should so determine, the presiding officer shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(d)    Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless the candidate is qualified, nominated and elected in accordance with Article II, Section 4, this Section 5 and Article III, Section 4.

SECTION 6.    Proxy Access.

(a)    Notwithstanding the provisions of Sections 4 and 5, but subject to the provisions of this Section 6, if any Eligible Stockholder (as defined below) or group of up to twenty (20) Eligible Stockholders submits to the Corporation a Proxy Access Notice (as defined below) that complies with this Section 6 and such Eligible Stockholder or group of Eligible Stockholders otherwise satisfies all the terms and conditions of this Section 6 (such Eligible

Stockholder or group of Eligible Stockholders, a “Nominating Stockholder”), the Corporation shall include in its proxy statement or on its form of proxy and ballot, as applicable (collectively, “proxy materials”), for any annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof:

(i)    the name of any person or persons nominated by such Nominating Stockholder for election to the Board of Directors at such annual meeting of stockholders who meets the requirements of this Section 6 (a “Nominee”);

(ii)    disclosure about the Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy materials;

(iii)    subject to the other applicable provisions of this Section 6, a written statement, not to exceed 500 words, that is not contrary to any of the SEC’s proxy rules, including Rule 14a-9 under the Exchange Act (a “Supporting Statement”), included by the Nominating Stockholder in the Proxy Access Notice in support of the Nominee’s election to the Board of Directors; and

(iv)    any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy materials relating to the nomination of the Nominee, including, without limitation, any statement in opposition to such nomination and any of the information provided pursuant to this Section 6.

(b)

(i)    The Corporation shall not be required to include in the proxy materials for an annual meeting of stockholders more Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Proxy Access Notice may be submitted pursuant to this Section 6 (rounded down to the nearest whole number, but not less than two (2)) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (A) the number of Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting of stockholders (including, without limitation, any person who is or will be nominated by the Board pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee), and (B) the number of incumbent directors who had been Nominees with respect to any of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board (including, without limitation, any person who was nominated by the Board pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 6(d) but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the board of directors in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced.

(ii)    Any Nominating Stockholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number, the highest ranking Nominee from each Nominating Stockholder will be included in the Corporation’s proxy materials until the Maximum Number is reached, going in order from largest to smallest of the number of shares of common stock of the Corporation owned by each Nominating Stockholder as disclosed in each Nominating Stockholder’s Proxy Access Notice. If the Maximum Number is not reached after the highest ranking Nominee of each Nominating Stockholder has been selected, this process will be repeated as many times as necessary until the Maximum Number is reached. If, after the deadline for submitting a Proxy Access Notice as set forth in Section 6(d), a Nominating Stockholder ceases to satisfy the requirements of this Section 6 or withdraws its nomination or a Nominee ceases to satisfy the requirements of this Section 6 or becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of definitive proxy materials, then the nomination shall be disregarded, and the Corporation: (A) shall not be required to include in its proxy materials the disregarded Nominee and (B) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy materials, that the Nominee will not be included as a Nominee in the proxy materials and the election of such Nominee will not be voted on at the annual meeting of stockholders.

(c)

(i)    An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 6(c) continuously for the three-year period specified in subsection (ii) below or (B) provides to the Secretary, within the time period referred to in Section 6(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that satisfies the requirements as established by the SEC for a stockholder proposal under Rule 14a-8 under the Exchange Act.

(ii)    An Eligible Stockholder or group of up to twenty (20) Eligible Stockholders may submit a nomination in accordance with this Section 6 only if the person or each member of such group, as applicable, has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s outstanding common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Notice, and continues to own at least the Minimum Number through the date of the annual meeting of stockholders. Two (2) or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (two (2) or more funds referred to under any of clause (A), (B) or (C), collectively, a “Qualifying Fund”) shall be treated as one Eligible Stockholder. For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for an individual Eligible

Stockholder that are set forth in this Section 6, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(iii)    The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Proxy Access Notice.

(iv)    For purposes of this Section 6, an Eligible Stockholder “owns” only those outstanding shares of the common stock of the Corporation as to which the Eligible Stockholder possesses both:

(A)    the full voting and investment rights pertaining to the shares; and

(B)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, cash or other property based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (w) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (x) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on no more than five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Each Nominating Stockholder shall furnish any other information that may reasonably be required by the Board of Directors to verify such stockholder’s continuous ownership of at least the Minimum Number during the three-year period referred to above.

(d)    To nominate a Nominee, the Nominating Stockholder must, no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the date of the Corporation’s proxy materials released to stockholders in connection with the previous year's annual meeting of stockholders, submit to the Secretary at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Proxy Access Notice”):

(i)    A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with the SEC’s rules;

(ii)    A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, if the Nominating Stockholder is a group, each Eligible Stockholder comprising such group):

(A)    the information, representations and agreements required with respect to the nomination of directors pursuant to Sections 4 and 5

(B)    the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C)    a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(D)    a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership, would not violate the Corporation’s Restated Certificate of Incorporation, these Bylaws, any provision in the Corporation’s Corporate Governance Guidelines (as may be in effect from time to time) (the “Corporate Governance Guidelines”) or any applicable state or federal law or the rules of any stock exchange on which the Corporation’s common stock is traded;

(E)    a representation and warranty that the Nominee:

(1)    does not have any direct or indirect material relationship with the Corporation and otherwise would qualify as an “independent director” under the rules of the primary stock exchange on which the Corporation’s common stock is traded and any applicable rules of the SEC;

(2)    is not and has not been, within the past three (3) years, an officer, director, affiliate or representative of a competitor, as defined under Section 8 of the Clayton Antitrust Act of 1914, as amended, of the Corporation or any subsidiary or affiliate thereof; and

(3)    is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to any time limitations stated therein or whether the event is material to an evaluation of the ability or integrity of the Nominee;

(F)    a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 6(c), has provided evidence of ownership to the extent required by Section 6(c)(i), and such evidence of ownership is true, complete and correct in all material respects;

(G)    a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 6(c) through the date of the annual meeting of stockholders;

(H)    a representation and warranty that the Nominating Stockholder will not engage in or support, directly or indirectly, a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Rule 14a-1(l)(2)(iv)), or any successor rule, with respect to the annual meeting of stockholders, other than a solicitation in support of the Nominee or any nominee of the Board of Directors;

(I)    a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting of stockholders;

(J)    if desired by the Nominating Stockholder, a Supporting Statement;

(K)    in the case of a nomination by a group of Eligible Stockholders, the irrevocable designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(L)    in the case of any Eligible Stockholder that is a Qualifying Fund consisting of two (2) or more funds, documentation in form and substance reasonably sufficient to the Corporation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each such fund comprising the Qualifying Fund otherwise meets the requirements set forth in this Section 6; and

(M)    a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election any individual as director at the annual meeting of stockholders other than its Nominee(s).

(iii)    An executed agreement pursuant to which the Nominating Stockholder (including each group member) agrees:

(A)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B)    to file with the SEC any solicitation or other communication with the Corporation’s stockholders (on the date such solicitation or communication is first sent or given) relating to any Nominee or one or more of the Corporation’s directors or director nominees, regardless of whether any such filing is required under any law, rule or regulation or whether any exemption from filing is available for such materials under any law, rule or regulation;

(C)    to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Proxy Access Notice;

(D)     to indemnify and hold harmless (jointly and severally with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses, demands, claims or other costs (including reasonable attorneys’ fees and disbursements of counsel) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its or its affiliates’ directors, officers or employees arising out of any nomination submitted by the Nominating Stockholder (including, without limitation, relating to any breach or alleged breach of its obligations, agreements, representations or warranties) pursuant to this Section 6;

(E)    in the event that (i) any information included in the Proxy Access Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or (ii) the Nominating Stockholder (including any group member) fails to continue to satisfy the eligibility requirements described in Section 6(c), the Nominating Stockholder shall promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure) (x) in the case of clause (i) above, notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, and (y) in the case of clause (ii) above, notify the Corporation why, and in what regard, the Nominating Stockholder fails to comply with the eligibility requirements described in Section 6(c) (it being understood that providing any such notification referenced in clauses (x) and (y) above shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Nominee from its proxy materials as provided in this Section 6); and

(iv)    An executed agreement by the Nominee:

(A)    to provide to the Corporation a completed copy of the Corporation’s director questionnaire and such other information as the Corporation may reasonably request;

(B)    that the Nominee (i) consents to be named in the proxy materials as a nominee and, if elected, to serve on the Board of Directors and (ii) has read and agrees to adhere to the Corporate Governance Guidelines and any other policies, practices and guidelines of the Corporation applicable to its directors generally; and

(C)    that the Nominee is not and will not become a party to (1) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in writing, (2) any Voting Commitment that has not been previously disclosed to the Corporation in writing, or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law or with the Corporate Governance Guidelines and any other policies, practices and guidelines of the Corporation applicable to its directors generally.

The information and documents required by this Section 6(d) shall be: (x) provided with respect to and executed by each group member, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) if and to the extent applicable to a Nominating Stockholder or group member. The Proxy Access Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 6(d) (other than such information and documents contemplated to be provided after the date the Proxy Access Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. For the avoidance of doubt, in no event shall any adjournment or postponement of an annual meeting of stockholders or the public announcement thereof commence a new time period for the giving of a Proxy Access Notice pursuant to this Section 6.

(e)

(i)    Notwithstanding anything to the contrary contained in this Section 6, (x) the Corporation may omit from its proxy materials any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement), (y) any nomination shall be disregarded, and (z) no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Proxy Access Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(A)    the Corporation receives a notice pursuant to Section 4 that a stockholder intends to nominate a candidate for director at the annual meeting of stockholders;

(B)    the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 6 or the Nominating Stockholder withdraws its nomination prior to the annual meeting of stockholders;

(C)    the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s Restated Certificate of Incorporation, these Bylaws, any provision of the Corporate Governance Guidelines, or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s common stock is traded; or

(D)    (i) the Nominating Stockholder fails to continue to satisfy the eligibility requirements described in Section 6(c), (ii) any of the representations and warranties made in the Proxy Access Notice ceases to be true, complete and correct in all material respects (or omits to state a material fact necessary to make the statements made therein not misleading), (iii) the Nominee becomes unwilling or unable to serve on the Board of Directors or (iv) the Nominating Stockholder or the Nominee materially violates or breaches any of its agreements, representations or warranties in this Section 6.

(ii)    Any Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but (X) withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Nominee’s disability or other significant health reason) or (Y) does not receive at least 25% of the votes cast in favor of such Nominee’s election shall be ineligible to be a Nominee pursuant to this Section 6 for the next two annual meetings.

(iii)    Notwithstanding anything to the contrary contained in this Section 6, the Corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of the Supporting Statement included in the Proxy Access Notice, if: (A) such information is not true and correct in all material respects or omits a material statement necessary to make the statements therein not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or, without factual foundation, directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations with respect to, any person; or (C) the inclusion of such information in the proxy materials would otherwise violate the SEC’s proxy rules or any other applicable law, rule or regulation. Once submitted with a Proxy Access Notice, a Supporting Statement may not be amended, supplemented or modified by the Nominee or Nominating Stockholder.

(iv)    For the avoidance of doubt, the Corporation may solicit against, and include in the proxy materials its own statement relating to, any Nominee.

(v)    This Section 6 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot).

(vi)    The interpretation of, and compliance with, any provision of this Section 6, including the representations, warranties and covenants contained herein, shall be determined by the Board of Directors or, in the discretion of the Board, one or more of its designees, in each case acting in good faith.

SECTION 7.    Special Meetings.

(a)    Special meetings of the stockholders of the Corporation may only be called (i) at any time and for any purpose or purposes, by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or by the Board Chair, or (ii) by the Secretary of the Corporation, upon the written request of the holders of record as of the record date fixed in accordance with Section 7(d) who hold, in the aggregate, at least fifteen percent (15%) of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) at the time such request is submitted by the holders of such Requisite Percentage, subject to and in accordance with this Section 7. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 7, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Subject to the provisions of Section 6, stockholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Section 4 and Section 5.

(b)    No stockholder may request that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 7(a) (a “Stockholder Requested Special Meeting”) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Request Record Date”) for the purpose of determining the stockholders entitled to request that the Secretary of the Corporation call a Stockholder Requested Special Meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c)    To be in proper form for purposes of this Section 7, a request by a stockholder for the Board of Directors to fix a Request Record Date shall set forth:

(i)    As to each Requesting Person (as defined below), (A) the Stockholder Information (as defined in Section 3(c)(i), except that for purposes of this Section 7 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(i)); and (B) a representation that such Requesting Person intends to hold the shares of the Corporation described in the Stockholder Information through the date of the Stockholder Requested Special Meeting;

(ii)    As to each Requesting Person, any Disclosable Interests (as defined in Section 3(c)(ii), except that for purposes of this Section 7 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(ii) and the disclosure in clause (F) of Section 3(c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(iii)    As to the purpose or purposes of the Stockholder Requested Special Meeting, (A) a reasonably brief description of (1) the specific purpose or purposes of the Stockholder Requested Special Meeting, (2) the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, and (3) the reasons for conducting such business at the Stockholder Requested Special Meeting, (B) a reasonably detailed description of any material interest in such matter of each Requesting Person, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the Stockholder Requested Special Meeting or the business proposed to be acted on at the Stockholder Requested Special Meeting; and

(iv)    If directors are proposed to be elected at the Stockholder Requested Special Meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 7(c), the term “Requesting Person” shall mean (i) the stockholder making the request to fix a Request Record Date for the purpose of determining the stockholders entitled to request that the Secretary call a Stockholder Requested Special Meeting, and (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made.

(d)    Within ten (10) days after receipt of a request to fix a Request Record Date in proper form and otherwise in compliance with this Section 7 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Request Record Date for the purpose of determining the stockholders entitled to request that the Secretary of the Corporation call a Stockholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors. If no resolution fixing a Request Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Request Record Date was received, the Request Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 7 to the contrary, no Request Record Date shall be fixed if the Board of Directors determines that the written request or requests to call a Stockholder Requested Special Meeting (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”), that would otherwise be submitted following such Request Record Date could not comply with the requirements set forth in Section 7(g).

(e)    In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests, in the form required by this Section 7, must be signed by stockholders as who, as of the Request Record Date, hold of record or beneficially, in the aggregate, more than the Requisite Percentage and must be timely delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a Special Meeting Request must be delivered to the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Request Record Date. In determining whether a Stockholder Requested Special Meeting has been properly requested, multiple Special Meeting

Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.

(f)    To be in proper form for purposes of this Section 7, a Special Meeting Request must include and set forth (a) a reasonably brief statement of (i) the specific purpose or purposes of the stockholder requested special meeting, (ii) the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, and (iii) the reasons for conducting such business at the Stockholder Requested Special Meeting, and (b) the text of the proposed business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to any stockholder or stockholders submitting a Special Meeting Request (except for any stockholder that has provided such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 7 of a Requesting Person. A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of Special Meeting Requests from the Requisite Percentage of stockholders, and as a result of such revocation(s) there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a Stockholder Requested Special Meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the Stockholder Requested Special Meeting.

(g)    The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if (i) such Special Meeting Request does not comply with this Section 7 or relates to an item of business to be transacted at the Stockholder Requested Special Meeting that is not a proper subject for stockholder action under applicable law; (ii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders; (iii) an identical or substantially similar item (a “Similar Item”) to that included in the Special Meeting Request was presented at any meeting of stockholders held within one year prior to receipt by the Corporation of such Special Meeting Request (it being understood that the election of directors at the preceding annual meeting of stockholders shall be deemed not to constitute a Similar Item in respect of a proposal to remove one or more directors or the entire Board at a Stockholder Requested Special Meeting); (iv) the Board calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Section 7(i); (v) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of stockholders that has been called but not yet held; or (vi) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(h)    Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose stated in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting. If none of the stockholders who submitted and signed the Special Meeting Request (but excluding any Solicited Stockholder) appears at or sends a qualified representative to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting.

(i)    Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law; provided that a Stockholder Requested Special Meeting shall be held within ninety (90) days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Section 7 from stockholders having beneficial ownership of at least the Requisite Percentage; provided, further, that the Board shall have the discretion to call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Section 7(j) or cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Section 7.

(j)    If a Special Meeting Request is made that complies with this Section 7, the Board may (in lieu of calling the Stockholder Requested Special Meeting) present a Similar Item for stockholder approval at any other meeting of stockholders that is held within ninety (90) days after the Corporation receives such Special Meeting Request.

(k)    In connection with a Stockholder Requested Special Meeting called in accordance with this Section 7, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 7 or who signed and delivered a Special Meeting Request to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such requests, if necessary, so that the information provided or required to be provided in such requests pursuant to this Section 7 shall be true and correct (i) as of the record date for the determination of persons entitled to receive notice of the special meeting and (ii) the date that is five (5) business days prior to the special meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed special meeting. In the case of an update and supplement pursuant to clause (i) above, such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than eight (8) business days after the record date for the determination of persons entitled to receive notice of the special meeting. In the case of an update and supplement pursuant to clause (ii) above, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the special meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed special meeting.

(l)    Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a Stockholder Requested Special Meeting pursuant to this Section 7 except in accordance with this Section 7. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or Special Meeting Request was not properly made in accordance with this Section 7, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a Special Meeting Request have not otherwise complied with this Section 7, then the

Board of Directors shall not be required to fix such record date or to call and hold the Stockholder Requested Special Meeting. In addition to the requirements of this Section 7, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to (i) any request to fix a record date for notice and voting for the Stockholder Requested Special Meeting, (ii) any Special Meeting Request or (iii) a Stockholder Requested Special Meeting.

(m)    After receipt of Special Meeting Requests in proper form and in accordance with this Section 7 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a Stockholder Requested Special Meeting for the purpose or purposes and to conduct the business specified in the Special Meeting Requests received by the Corporation; provided that the Stockholder Requested Special Meeting shall be held within ninety (90) days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Section 7 from stockholders holding at least the Requisite Percentage; provided, further, that the Board shall have the discretion to call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Section 7(g) or cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Section 7. The record date for notice and voting for such a Stockholder Requested Special Meeting shall be fixed in accordance with Article XI, Section 6 of these Bylaws. The Board of Directors shall provide written notice of such Stockholder Requested Special Meeting in accordance with Article II, Section 2 of these Bylaws.

SECTION 8.    Quorum. Except as otherwise expressly required by law, by the Corporation’s Restated Certificate of Incorporation or these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or convened meeting at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy.

SECTION 9.    Adjourned Meeting; Notice. After the meeting has been duly called to order, the presiding officer of the meeting may adjourn any meeting of stockholders, annual or special, from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Article XI, Section 6 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

SECTION 10.    Conduct of Meetings.

(a)    Officers of the Meeting. The Board Chair, or in the absence of the Board Chair, the President, or in their absence, the Vice Board Chair, or if no such officer is present, a director designated by the Board, shall call meetings of the stockholders to order and shall act as chair of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary or such other person as the chair of the meeting may appoint, shall act as secretary of the meeting of the stockholders.

(b)    Order of Business. The chair of the meeting shall have the right to determine the order of business at the meeting.

(c)    Meeting Protocol. To the maximum extent permitted by applicable law, the Board shall be entitled to adopt, or in absence of the Board doing so, the chair of the meeting shall be entitled to prescribe, such rules or regulations for the conduct of meetings of stockholders as the Board or the chair of the meeting, as applicable, shall deem necessary, appropriate or convenient. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chair of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chair of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chair of the meeting with evidence of the participant’s name and affiliation, whether the participant is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments by participants; (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (vii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chair of the meeting; (viii) complying with any state and local laws and regulations concerning safety and security; and (ix) taking such other action deemed necessary, appropriate or convenient, in the sole discretion of the chair of the meeting, for the proper conduct of the meeting. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 11.    Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chair of the meeting may, or if inspectors shall not have been appointed, the chair of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of the inspector’s ability. The inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) ascertain the number of shares represented at the meeting, (iii) ascertain the existence of a quorum, (iv) ascertain the validity and effect of proxies, (v) count and tabulate all votes, ballots or consents, (vi) determine and retain for a reasonable period a record of the disposition of all challenges made to any determination made by the inspectors, (vii) certify the determination of the number of shares represented at the meeting and their count of all votes and ballots, and (viii) do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chair of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law.

SECTION 12.    Voting. Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All voting, including on the election of directors but excepting where otherwise required by applicable law or the Restated Certificate of Incorporation, may take place via a voice vote. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at a meeting of stockholders shall be cast by written ballot. When a quorum is present, except as otherwise provided by statute, by applicable stock exchange rules, by the Restated Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. For the purposes of this Section 12, Broker Non-Votes represented at the meeting but not permitted to vote on a particular matter shall not be counted, with respect to the vote on such matter, in the number of (a) votes cast, (b) votes cast affirmatively, or (c) votes cast negatively.

SECTION 13.    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

SECTION 14.    Lists of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 14 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 15.    Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

ARTICLE III

Board of Directors

SECTION 1.    General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.    Number of Directors. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption). The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

SECTION 3.    Term. The entire Board shall stand for election or re-election by the stockholders at each annual meeting, and each director shall be elected to serve until such director’s successor shall be elected and duly qualified or until such director’s earlier death, resignation or removal in the manner as herein provided.

SECTION 4.    Qualifications. In addition to the applicable requirements set forth in Article II regarding the eligibility of candidates for election as a director of the Corporation, each director shall be at least 21 years of age. Directors need not be stockholders (subject to compliance with the Corporate Governance Guidelines) or citizens or residents of the United States of America.

SECTION 5.    Majority Voting in the Election of Directors.

(a)    Except as provided in Section 8 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present (an “Election Meeting”), provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented in person or by proxy at any such meeting and entitled to vote at such meeting with respect to the election of directors. For purposes of this Section 5, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that candidate for director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.
(b)    The Nominating/Corporate Governance Committee has established procedures under which, in an uncontested election of directors, if any incumbent director nominated for re-election does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, such director will promptly tender their resignation to the Board. The Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating/Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating/Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders their resignation will not participate in the recommendation of the Nominating/Corporate Governance Committee or the decision of the Board with respect to their resignation. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until such director’s successor is duly elected, or their earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 8 below or may decrease the size of the Board of Directors pursuant to the provisions of Section 2 above.

SECTION 6.    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board Chair, the President or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Restated Certificate of Incorporation or these Bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

SECTION 7.    Removal of Directors. Any director or the entire Board may be removed, with or without cause, at any time upon the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 8.    Vacancies. Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders of the Corporation at the next annual meeting or any special meeting called for such purpose. Each director so chosen shall hold office until such director’s successor shall be elected and shall qualify or until such director’s earlier death, resignation or removal in the manner as herein provided.

SECTION 9.    Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be designated in the respective notices or waivers of notice thereof.

SECTION 10.    Annual and Regular Meetings. The annual meeting of the Board for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board need not be given. The Board from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware), date and time of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or given by telephone (including by a voice or text messaging system), facsimile or electronic mail to each director who shall not have been present at the meeting at which such action was taken, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records, or shall be delivered to them personally.

SECTION 11.    Special Meetings. Special meetings of the Board shall be held whenever called by the Board Chair, the President or at least two of the directors, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board may be called on at least twenty-four (24) hours’ notice to each director if notice is given to each director personally or by telephone (including by a voice or text messaging system), facsimile or electronic mail, or on three (3) days’ notice from the official date of deposit if notice is sent by internationally recognized courier to each director, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. Such notice need not state the purpose of, nor the business to be transacted at, that meeting, except as may otherwise be required by these Bylaws or applicable law. Notice need not be given to a director present at a meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing either before or after that meeting.

SECTION 12.    Quorum and Manner of Acting. Except as provided by law, the Restated Certificate of Incorporation or these Bylaws, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. The affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, unless a different vote is required by applicable law, the Restated Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

SECTION 13.    Organization. The Board shall from time to time, but in no event less frequently than annually, elect the Board Chair from among the directors. The Board Chair may be, but is not required to be, an officer or employee of the Corporation. Meetings of the Board shall be presided over by the Board Chair, or such other person as the Board may determine. The Secretary shall act as secretary of the meeting, and in the Secretary’s absence such other person as the person presiding over the meeting may appoint.

SECTION 14.    Action Without a Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof, as the case may be.

SECTION 15.    Meetings by Electronic Communications Equipment. Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 16.    Compensation. Each director, in consideration of their serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by such director on account of such director’s attendance at any such meeting. Unless otherwise determined by the Board of Directors, a director who is an employee of the Corporation shall not receive any compensation for service on the Board of Directors, but shall be reimbursed for expenses of attendance at meetings in accordance with the Corporation’s applicable policies and procedures for such reimbursement. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees

SECTION 1.    Committees. The Board shall, by resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption), designate a compensation committee, a nominating/corporate governance committee, an audit committee, and, if so desired from time to time, other committees to serve at the pleasure of the Board. Each committee shall consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Restated Certificate of Incorporation (except as may be authorized in accordance with the provisions of Section 141(c)(1) of the DGCL), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend these Bylaws. Unless a resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) expressly provides, no such committee shall have the power or authority to declare a dividend. Such committee(s) shall have such name(s) as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

SECTION 2.    Committee Rules. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board designating such committee or the charter adopted by the Board for such committee. In the absence of such rules, each committee shall conduct its business in as nearly as may be in the same manner as the Board conducts its business pursuant to Article III of these Bylaws.

SECTION 3.    Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE V

Officers

SECTION 1.    Number. The principal officers of the Corporation shall be designated by the Board and shall consist of a President, such number of Vice Presidents as the Board may determine from time to time, a Treasurer, a Secretary and such number of Assistant Treasurers and Assistant Secretaries as the Board may determine from time to time. The Board may, in its discretion, create such offices and confer such titles as Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Legal Officer and designate any Vice President by a number or numbers or a word or words (including, without limitation, the words “Executive” and “Senior”) added before or after such title. The Board may appoint, and authorize the appointment of, such other officers of the Corporation as the Board deems necessary, and such officers shall have such authority and shall perform such duties as these Bylaws or as the Board may prescribe. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of President and Secretary.

SECTION 2.    Term of Office. Each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.    Removal and Resignation. Any officer, agent or employee of the Corporation may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board. Designation of an officer shall not itself create contract rights. Any officer may resign at any time by giving written or electronic notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

SECTION 4    President. The President, subject to the direction of the Board, shall have such powers and perform such duties as pertain to the office of President and as the Board may from time to time prescribe, shall have the direction of all subordinate officers, agents and employees and may assign such duties to such other officers as the President deems appropriate, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by these Bylaws or the Board.

SECTION 5.    Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board or the President may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of their absence or inability to act, any of the Vice Presidents shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.
SECTION 6.    Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Board whenever required to do so, and shall present at the annual meeting of the stockholders, if called upon to do so, a statement of all the Treasurer’s transactions as such. The Treasurer shall have such powers and perform such duties as pertain to the office of Treasurer and shall perform such other duties as may from time to time be assigned to the Treasurer by the Board.

SECTION 7.    Secretary. The Secretary shall keep the records of the proceedings of all meetings of the stockholders and the Board or any committees thereof. The Secretary shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records). The Secretary shall have such powers and perform such duties as pertain to the office of Secretary and shall perform such other duties as may from time to time be assigned to the Secretary by the Board.

SECTION 8.    Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board or by the person responsible for appointing such officers, assistant officers and agents, as the case may be.

SECTION 9.    Execution of Contracts and Instruments. Notwithstanding the foregoing description of the duties and powers of corporate officers, the Board may from time to time limit or qualify such duties and powers by an instrument designated by the Board or pursuant to the Board’s delegated authority as a corporate delegation of authority, and the duties and powers of the Corporation’s officers shall be so limited. The Board may also from time to time specifically authorize one or more officers or agents of the Corporation to enter into such contracts, execute such instruments and take such other actions in the name of and on behalf of the Corporation for such specific purposes and in connection with such specific matters and transactions as the Board in its discretion may determine. Any instrument may be executed on behalf of and in the name of the Corporation: (a) by the Board Chair, the President, the Chief Executive Officer (if any), the Chief Financial Officer (if any), the Chief Operating Officer (if any) or any Vice President, together with the Secretary, the Treasurer or any Assistant Secretary, or any Assistant Treasurer, in each case, subject to any instrument that the Board or those authorized by it may designate as a “corporate delegation of authority,” (b) by such officers specifically authorized to act by Board resolution for a specific purpose or (c) by any other person authorized to do so by, and subject to the limits stated in, the instrument that the Board or those authorized by it may designate as a “corporate delegation of authority”, and such persons shall be deemed agents of the Corporation for such purposes. Except as otherwise designated or expressly authorized by these Bylaws, or an instrument properly designated as a “corporate delegation of authority” no officer, employee or agent of the Corporation shall have any power or authority to bind the Corporation by contract or otherwise or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 10.    Security. The Board may require any officer, agent or employee of the Corporation to provide security for the faithful performance of their duties, in such amount and of such character as may be determined from time to time by the Board.

ARTICLE VI

Proxies, Checks, Drafts, Bank Accounts, Etc.

The President, or any other officer designated by the Board as having such authority, shall have authority from time to time to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock, securities or interest; the President or such designated officers may designate an agent or agents to perform such function and may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the President or such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights. All checks and drafts on the Corporation bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents or other employee or employees as shall be thereunto authorized from time to time by the Board. Third parties shall be entitled to rely on the authority delegated by the Board or pursuant to its delegated authority in an instrument designated as a “corporate delegation of authority” as to all matters governed by this Article VI.

ARTICLE VII

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE VIII

Seal

The corporate seal shall have inscribed thereon the name of the Corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

The seal may be affixed by any officer of the Corporation to any instrument executed by authority of the Corporation, and the seal when so affixed may be attested by the signature of any officer of the Corporation.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year, unless changed by resolution of the Board.

ARTICLE X

Indemnification

SECTION 1.    Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article X, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (and the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, investigative, legislative or otherwise and whether formal or informal (as further defined in Section 19 of this Article X, a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was serving, or had agreed to serve, in an Official Capacity (as defined in Section 19 of this Article X) for the Corporation, or while serving in an Official Capacity for the Corporation is or was serving at the request of the Corporation in an Official Capacity for another corporation, partnership, limited liability company, joint venture, trust or other enterprise (an “Other Enterprise”), including service with respect to employee benefit plans maintained or sponsored by the Corporation, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

SECTION 2.    Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article X, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

SECTION 3.    Successful Defense. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Sections 1 or 2 of this Article X, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 19 of this Article X) (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

SECTION 4.    Indemnification of Others. Subject to the other provisions of this Article X, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

SECTION 5.    Advance Payment of Expenses.

(a)    Expenses (including attorneys’ fees) incurred by any Covered Person in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that the payment of such expenses incurred by a Covered Person in the Covered Person’s capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking in writing by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified for such expenses under this bylaw or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(b)    Except as otherwise provided in the DGCL or this Section 5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(c)    Advancements of Expenses pursuant to this subsection shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.

(d)    Advancements of Expenses to a Covered Person shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(e)    The right to advancement of Expenses shall not apply to (i) any action, suit or proceeding against a Covered Person brought by the Corporation and approved by a majority of the authorized members of the Board which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders, or (ii) any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 6(c) prior to a determination that the person is not entitled to be indemnified by the Corporation.

SECTION 6.    Limitations on Indemnification. Except as otherwise required by the DGCL or the Corporation’s Restated Certificate of Incorporation, the Corporation shall not be obligated to indemnify any person pursuant to this Article X in connection with any Proceeding (or any part of any Proceeding):

(a)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)    for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Corporation’s securities are listed, if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)    for any reimbursement of the Corporation by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements);

(e)    initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise made under Section 5 of this Article X or (d) otherwise required by applicable law; or

(f)    if prohibited by applicable law.

SECTION 7.    Indemnification Claims; Determination.

(a)    To obtain indemnification under this Article X, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification. Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in Section 19 of this Article X); (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors; (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in Section 19 of this Article X) selected by the Board, as prescribed in (i) above or by the committee of the Board prescribed in (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the claimant; or if a quorum of the Board cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by majority vote of the full Board (in which directors who are parties may participate); or (iv) if such Independent Legal Counsel determination cannot be obtained, by majority vote of a quorum of stockholders consisting of stockholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to the Proceeding. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within thirty (30) calendar days after such determination.

(b)    If a claim for indemnification under this Article X is not paid in full by the Corporation within thirty (30) calendar days after a determination is made pursuant to Section 7(a) that the claimant is entitled to be indemnified, or (ii) if a request for advancement of Expenses under this Article X is not paid in full by the Corporation within ten (10) calendar days after a statement pursuant to Section 5 above and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim for indemnification or request for advancement of Expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of Expenses. It shall be a defense to any such action that, under the DGCL or other applicable law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of Expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant met the applicable standard of conduct set forth under the DGCL or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)    The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(d)    If a Determination shall have been made pursuant to Section 7(a) above that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 7(b) above.

(e)    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 7(b) above that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

SECTION 8.    Procedures for the Determination of Whether Standards Have Been Satisfied.

(a)    Costs. All costs incurred by the Corporation in making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Corporation to a Covered Person under these Bylaws.

(b)    Timing of the Determination. The Corporation shall use its best efforts to make the Determination contemplated by Section 7 hereof as promptly as is reasonably practicable under the circumstances.

SECTION 9.    Non-exclusivity of Rights. The rights of indemnification and advancement of Expenses provided in this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, insurance policy, vote of stockholders or disinterested directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article X, to the fullest extent not prohibited by the DGCL or other applicable law.

SECTION 10.    Continuation of Rights. The rights of indemnification and advancement of expenses provided in this Article X shall continue as to any person who has ceased to be a director, officer, partner, member, trustee, agent or employee and shall inure to the benefit of their heirs, executors, administrators and estates.

SECTION 11.    Contract Rights. Without the necessity of entering into an express contract, the obligations of the Corporation to indemnify a director, officer, partner, member, trustee, agent or employee under this Article X, including the duty to advance expenses, shall be considered a contract right between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Such contract right shall be deemed to vest at the commencement of such individual’s service to or at the request of the Corporation, and no amendment, modification or repeal of this Article X shall affect, to the detriment of the indemnified person and such indemnified person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

SECTION 12.    Subrogation. In the event of payment of indemnification to a person described in Sections 1 or 2 of this Article X, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

SECTION 13.    No Duplication of Payments. The Corporation shall not be liable under this Article X to make any payment in connection with any claim made against a person described in Sections 1 or 2 of this Article X to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

SECTION 14.    Insurance and Funding.

(a)    The Board of Directors may authorize that the Corporation purchase and maintain, at the Corporation’s expense, insurance to protect the Corporation and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article X or otherwise. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein.

(b)    Any full or partial payment by an insurance company under any insurance policy covering any director, officer, employee, agent or other person indemnified above made to or on behalf of a person entitled to indemnification under this Article X shall relieve the Corporation of its liability for indemnification provided for under this Article X or otherwise to the extent of such payment.

(c)    Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 14 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 14 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement does not subject any director approving it to personal liability for such director’s action in approving the insurance or other financial arrangement; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

SECTION 15.    No Imputation. The knowledge and/or actions, or failure to act, of any other officer, director, employee or agent of the Corporation or an Other Enterprise shall not be imputed to an indemnified person for purposes of determining the right to indemnification under this Article X.

SECTION 16.    Reliance. Persons who after the date of the adoption of Article X or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article X.

SECTION 17.    Severability. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer and any other person indemnified pursuant to this Article X as to all Expenses with respect to any Proceeding to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 18.    Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article X shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

SECTION 19.    Certain Definitions.

(a)    The term “Corporation” shall include, in addition to American Water Works Company, Inc. and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)    The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(c)    The term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article X.

(d)    The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Article X.

(e)    The term “Official Capacity” shall mean service as a director or officer of the Corporation or service, at the request of the Corporation while serving in an Official Capacity for the Corporation, as a director, officer, partner, member, manager, trustee, employee, agent or other representative of an Other Enterprise.

(f)    The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, mediation, arbitration and appeal of, and the giving of testimony in, any Proceeding.

(g)    The term “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

(h)    The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

ARTICLE XI

Shares and Their Transfer

SECTION 1.    Certificated and Uncertificated Shares. The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares evidenced by a book-entry system, or a combination of both. Certificates shall be signed by, or in the name of the Corporation by, (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary, certifying the number and class of shares of the Corporation owned by the holder of such certificate. If such a certificate is countersigned (a) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, the signature of any such President, Vice President, Secretary or Assistant Secretary may be a facsimile. In case any officer(s) who have signed, or whose facsimile signature(s) have been used on, any such certificate(s) shall cease to be such officer(s) of the Corporation, whether because of death, resignation or otherwise, before such certificate(s) have been delivered by the Corporation, such certificate(s) may nevertheless be issued and delivered as though the person or persons who signed such certificate(s) or whose facsimile signature(s) have been used thereon had not ceased to be such officer(s) of the Corporation.

SECTION 2.    Registered Stockholders. A record shall be kept of the name of the person, firm or corporation owning each share of stock of the Corporation, including, in the case of stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Without limiting the generality of the foregoing, the Corporation (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and (b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 3.    Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except when a certificate is issued in accordance with Section 4 of this Article XI, in the case of stock represented by a certificate, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 4.    Lost, Destroyed or Mutilated Certificates. In the case of an alleged loss or destruction or the mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board may prescribe. Without limiting the generality of the foregoing, the Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 5.    Fractional Shares. The Corporation shall have the complete discretion to issue fractional shares.

SECTION 6.    Record Date. The Board of Directors may by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) fix in advance a date as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or entitled to receive payment of any dividends or other distribution, or to exercise the rights in respect to any change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided. In no event may any such record date: (i) be more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or (ii) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE XII

General Provisions

SECTION 1.    Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 2.    Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

SECTION 3.    Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless the use of business days are specified, calendar days shall be used, the day of the doing of the act shall be included, and the day of the event shall be excluded.

SECTION 4.    Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

SECTION 5.    Restated Certificate of Incorporation. All references in these Bylaws to the Restated Certificate of Incorporation shall be deemed to refer to the Restated Certificate of

Incorporation of the Corporation, as amended and in effect from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

SECTION 6.    Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

SECTION 7.    Interpretation. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Reference in these Bylaws to any provision of the DGCL shall be deemed to include all amendments thereof. The term “person” includes both a corporation and a natural person. The term “Chief Executive Officer” shall be equivalent to the term “President” under the DGCL.

SECTION 8.    Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Corporation’s Restated Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

SECTION 9.    Notices. Except as otherwise specifically provided herein or required by the DGCL or other applicable law or the Restated Certificate of Incorporation, all notices required to be given to any person pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, addressed to such person at their last known address as the same appears on the books of the Corporation. Notices may also be sent by facsimile or other electronic transmission.

SECTION 10.    Notice to Stockholders by Electronic Transmission.

(a)    Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Restated Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Restated Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b)    Any notice given pursuant to the preceding paragraph shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)    For purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 11.    Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Restated Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if (a) consented to by the stockholders at that address to whom such notice is given, or (b) the Corporation complies with the provisions of Rule 14a-3(e) of the Exchange Act. The stockholder consent referenced in the immediately preceding sentence shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

SECTION 12.    Waiver of Notice. Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the Restated Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting, whether in person, by remote communication, if applicable, or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Restated Certificate of Incorporation or these Bylaws. Any person so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

ARTICLE XIII

Exclusive Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Restated Certificate of Incorporation or Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases to the fullest extent permitted by law and subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE XIV

Amendments

These Bylaws and any amendment thereof may be altered, amended or repealed, or new bylaws may be adopted by (i) the Board by resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) acting at any special or regular meeting of the Board if, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal, or (ii) the stockholders, provided that, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice (or proxy statement accompanying such notice or accessible through a website URL provided in such notice or in a document accompanying such notice) shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal.

AMERICAN WATER WORKS COMPANY, INC.

CERTIFICATE OF AMENDMENT AND RESTATEMENT OF BYLAWS

The undersigned hereby certifies that the undersigned is the duly elected, qualified and acting Secretary of AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation (the “Corporation”), and that the foregoing Amended and Restated Bylaws were amended and restated on December 7, 2022 by the Corporation’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has hereunto signed this certificate on this 7th day of December, 2022.

/s/ JEFFREY M. TAYLOR
Jeffrey M. Taylor, Secretary
47